Exhibit 99.1

Myrexis, Inc. Robert Lollini Chief Executive Officer 801-214-7815 investor.relations@myrexis.com

The Ruth Group

Stephanie Carrington / Joshua Drumm, PhD (investors)

(646) 536-7017 / (646) 536-7006

scarrington@theruthgroup.com/jdrumm@theruthgroup.com

Victoria Aguiar (media)

(646) 536-7013

vaguiar@theruthgroup.com

Myrexis Retains Investment Bank to Explore

Strategic Alternatives

Company Suspends All Pre-Clinical and Clinical Programs

Salt Lake City, (February 15, 2012) – Myrexis, Inc. (Nasdaq: MYRX), a biotechnology company focused on the development of small molecule therapeutics, today announced that its Board of Directors has retained Stifel Nicolaus Weisel, an investment banking firm, to assist it in reviewing and evaluating a full range of strategic alternatives available to the Company to enhance shareholder value.

Myrexis has also suspended development activities on all its pre-clinical and clinical programs. The Company will initiate an alignment of resources consistent with its decision to suspend further development activities.

The Company is committed to conducting its review of potential alternatives as promptly as practicable. However, there can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms or as to its timing. Myrexis intends to provide additional information as appropriate.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to potential strategic alternatives that may enhance stockholder value. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, the factors discussed under the heading “Risk Factors” contained in Myrexis’ Form 10-K, for the year ended June 30, 2011, which was filed with the Securities and Exchange Commission on September 13, 2011, as well as any updates to those risk factors filed from time to time in Myrexis’ Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myrexis undertakes no duty to update this information unless required by law.

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